Exhibit 99.1

OTTAWA BANCORP, INC.

ANNOUNCES CASH DIVIDEND

FOR IMMEDIATE RELEASE

Contact:             Jon Kranov

President and Chief Executive Officer

(815) 366-5436

Ottawa, Illinois – February 15, 2017 – Ottawa Bancorp, Inc. (NasdaqCM: OTTW), the holding company for Ottawa Savings Bank FSB, announced today that its Board of Directors has declared a quarterly cash dividend of $0.04 per share, payable on or about March 15, 2017 to stockholders of record as of the close of business on February 28, 2017.

Ottawa Bancorp, Inc. is the holding company for Ottawa Savings Bank, FSB which provides various financial services to individual and corporate customers in the United States. The Bank offers various deposit accounts, including checking, money market, regular savings, club savings, certificate, and various retirement accounts. Its loan portfolio includes one-to-four family residential mortgage, multi-family and non-residential real estate, commercial, and construction loans as well as auto loans and home equity lines of credit. Ottawa Savings Bank, FSB was founded in 1871 and is headquartered in Ottawa, Illinois. For more information about the Company and the Bank, please visit www.ottawasavings.com.